Exhibit 99.1
For Immediate Release
Date: October 5, 2010

Contacts:	J. Williar Dunlaevy	Paul H. Bruce
	Chairman & Chief Executive Officer	Chief Financial Officer
Phone:	413-445-3500	413-445-3513
Email:	Bill.Dunlaevy@Legacybanks.com	Paul.Bruce@Legacybanks.com/
Legacy Bancorp, Inc. Third Quarter 2010 Earnings and Conference Call
PITTSFIELD, MASSACHUSETTS (October 5, 2010): Legacy Bancorp, Inc. (the “Company”) (NASDAQ:LEGC), the holding company for Legacy Banks (the “Bank”), will announce the third quarter 2010 earnings on Wednesday October 27, 2010 at approximately 5:00 p.m. (Eastern Time). Investors and analysts are invited to participate in a conference call beginning at 3:00 p.m. (Eastern Time) on Thursday October 28, 2010. J. Williar Dunlaevy, Chairman and CEO and Paul H. Bruce, CFO, will review the third quarter and year to date results and take your questions. Conference call information is as follows:

Domestic Dial-in:	877-407-0778
International Dial-in:	201-689-8565
The conference call playback will be available after 6:00 p.m. on Thursday October 28, 2010 through November 28, 2010.

Playback Toll-Free DIRECT- 877-660-6853
Playback International DIRECT — 201-612-7415
Playback Account #: (Required) — 286
Playback Conference ID #: (Required) — 358441
The conference call will be Webcast live at www.legacybanks.com, and will be available until January 27, 2011.
This release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Legacy Banks’ interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Legacy Bancorp’s operations.